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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 25, 2000, which appears in GenRad, Inc.'s Annual Report on Form 10-K for the year ended January 1, 2000. We also consent to the incorporation by reference of our report dated January 25, 2000 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers, LLP

Boston, Massachusetts
August 22,  2000